UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.07 Submission of Matters to a Vote of Security Holders
ITEM 9.01 Exhibits
SIGNATURES
EX-10.1
EX-10.2

ITEM 1.01. Entry into a Material Definitive Agreement.
On May 10, 2011 the Company entered into the Separation Agreement as described below in Item 5.02. On May 10, 2011 the Company also entered into the Agreement with Vincent Donargo as defined and described below.
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 10, 2011, Brightpoint, Inc. (the “Company” or “Brightpoint”) and Anthony W. Boor, formerly Executive Vice President, Chief Financial Officer and Treasurer of the Company, mutually agreed to enter into a Separation Agreement (the “Separation Agreement”) terminating his employment with the Company. Vincent Donargo who has served as the Company’s Senior Vice President, Chief Accounting Officer and Controller since September 2005 has been promoted and appointed to become the Company’s Executive Vice President, Chief Financial Officer and Treasurer.
The Separation Agreement provides that Mr. Boor will receive a total cash payment of $2.75 million in accordance with the terms of his employment agreement. It further provides that Mr. Boor releases all claims he may have against the Company, provided that he will retain certain rights, including under the Amended and Restated Supplemental Executive Retirement Plan between Mr. Boor and the Company dated May 6, 2009.
Mr. Donargo has served as Brightpoint’s Senior Vice President, Chief Accounting Officer and Controller since September 2005. From 1998 to 2005, Mr. Donargo was the strategic business unit controller, director of finance and corporate controller of Aearo Company, a safety products manufacturing company. Prior to that, from 1990 to 1998, Mr. Donargo was employed in various financial positions with National Starch and Chemical Company, a specialty chemical manufacturing company.
On May 10, 2011, the Company entered into an employment agreement (the “Agreement”) with Mr. Donargo pursuant to which Mr. Donargo shall serve on a full time basis as its Executive Vice President, Chief Financial Officer and Treasurer as of May 10, 2011 (the “Effective Date”). The Agreement shall be for an initial term of three years commencing on the Effective Date. After the initial term, the Agreement shall automatically renew for successive twelve month periods; provided that either party may terminate the Agreement by providing written notice of non-renewal at least 90 days prior to the expiration of the initial term or any renewal term.
Pursuant to the Agreement, Mr. Donargo shall receive a salary at an initial rate of $417,500 per annum, which may be increased by the Company’s Board or Compensation and Human Resources Committee (the “Committee”); such bonuses as determined by the Board or Committee; be eligible for an annual cash bonus on the terms and conditions set forth in the Company’s Annual Executive Cash Bonus Program at an initial target amount of 50% of his salary; and participate in the Company’s annual incentive-based Executive Equity Program, at an initial participation rate of 100% of his salary. In addition, Mr. Donargo will receive a grant of 75,000 restricted stock units, vesting as to one-half of the units on the second and fourth anniversary date of the grant.
The Agreement provides that if the Company terminates Mr. Donargo without Cause (as defined in the Agreement) or if Mr. Donargo terminates the Agreement for Good Reason Upon a Change in Control (as defined in the Agreement), the Company shall pay to Mr. Donargo his full salary (at the rate then in effect) through the date of termination plus a lump sum payment consisting of the lesser of: (i) an amount equivalent to the Salary (as defined in the Agreement) and the bonus opportunity that would be paid to Mr. Donargo during the remaining Term (as defined in the Agreement) of the Agreement (such amount will not be, in the aggregate, less than an amount equivalent to one (1) year of Mr. Donargo’s Salary and bonus opportunity in effect on the Date of Termination (as defined in the Agreement)); or (ii) One Million Dollars ($1,000,000) and if such termination occurs after November 15, 2012 then all restricted stock units or other stock based awards granted to him, to the extent not then vested, shall vest immediately.
The Agreement provides that Mr. Donargo will not compete or engage in a business compatible with the Company’s business during the term of the Agreement and a period of two years thereafter.
Also on May 10, 2011, the Company’s Board of Directors, subsequent to the approval and recommendation by the Board’s Corporate Governance and Nominating Committee and a determination that he would qualify as an Independent Director under the Company’s Corporate Governance Principles, appointed Michael L. Smith to serve on the Company’s Board of Directors. Mr. Smith was appointed as a Class II director.
Mr. Smith served as Executive Vice President and Chief Financial and Accounting Officer of Wellpoint, Inc., a health benefits company, until his retirement in January 2005. He served as Executive Vice President and Chief Financial Officer of Anthem, Inc., a health benefits company, from 1999 to 2004. From 1996 to 1998, Mr. Smith served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., a former subsidiary of Anthem, Inc. He was Chairman, President and Chief Executive Officer of Mayflower Group, Inc., a transport company, from 1989 to 1995. He is a director of hhgregg, Inc., a specialty retailer of consumer electronics and home appliances; Kite Realty Group Trust, a REIT; Emergency

Medical Services Corp., a provider of emergency medical services; and Vectren Corporation, a gas and electric utility. Mr. Smith brings to our Board of Directors his significant expertise in dealing with financial and accounting matters as a result of his prior experience serving as the chief financial officer of public companies.
There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was appointed as a director of the Company and Mr. Smith is not party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K. As an independent director of the Company, Mr. Smith will receive an annual cash retainer of $120,000.
ITEM 5.07 Submission of Matters to a Vote of Security Holders
The annual meeting of the shareholders of Brightpoint, Inc. (the “Company”) was held on May 10, 2011. 61,989,081 shares were represented in person or by proxy. Matters submitted to the shareholders and voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows: (1) Election of two members of the Company’s board of directors; (2) Consideration and approval of an advisory (non-binding) resolution regarding executive compensation; (3) Consideration and action upon an advisory (non-binding) resolution on the frequency at which the Company should include an advisory resolution regarding executive compensation in its proxy statement for shareholder consideration; and (4) Ratification of the appointment of Ernst & Young LLP as independent registered public accountants for the fiscal year ending December 31, 2011. All directors were elected and Proposals (2) and (4) were approved. The shareholders selected “every year” as the frequency at which the Company should include an advisory resolution regarding executive compensation in its proxy statement for shareholder consideration. The final voting results are set forth below.
1) The following directors were elected by the indicated votes:

			Broker
	For	Withheld	Non-Votes

John F. Levy	55,106,173	1,345,780	5,537,128
Richard W. Roedel	38,374,506	18,077,447	5,537,128

2) The compensation of named executive officers was approved, on an advisory basis, by the indicated votes:

For	Against	Abstain	Broker Non-Votes
37,488,010	18,894,890	69,053	5,537,128

3) The recommended frequency of advisory votes on executive compensation was every year (there were no broker non-votes on this proposal):

One Year	Two Years	Three Years	Abstain
50,184,175	31,828	6,197,797	38,153

4) The appointment of Ernst & Young LLP was ratified by the indicated votes (there were no broker non-votes on this proposal):

For	Against	Abstain
53,209,116	8,697,000	82,965

ITEM 9.01 Exhibits.
10.1	Separation Agreement between the Company and Anthony W. Boor dated May 10, 2011.

10.2	Employment Agreement between the Company and Vincent Donargo dated May 10, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Craig M. Carpenter
Craig M. Carpenter
Executive Vice President, General Counsel and Secretary

Date: May 10, 2011